OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Administaff, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
Report of the Compensation Committee of the Board of Directors
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
FINANCIAL INFORMATION

Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer

March 25, 2005

Dear Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 5, 2005 at 4:00 p.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2004 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Administaff is appreciated, and we look forward to seeing you on May 5th.

Sincerely,

Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2005
Kingwood, Texas

     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in the Auditorium in Centre I, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 5, 2005 at 4:00 p.m., Central Daylight Savings Time, for the following purposes:

1.	To elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To approve the amendment and restatement of the 2001 Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2005.

4.	To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

     Only stockholders of record at the close of business on March 7, 2005 are entitled to notice of, and to vote at, the meeting.

     It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

John H. Spurgin, II
Senior Vice President, Legal,
General Counsel and Secretary

March 25, 2005
Kingwood, Texas

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders to be held on May 5, 2005, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 4:00 p.m., Central Daylight Savings Time, at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.

     Stockholders of record may vote in one of four ways:

•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.

     If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares.

     If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by (i) submitting written notice of revocation to the Secretary of the Company at the address listed above, (ii) submitting another proxy that is properly signed and later dated, (iii) voting again on the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.

     The expense of preparing, printing and mailing proxy materials to the Company’s stockholders will be borne by the Company. The Company’s transfer agent, Mellon Investor Services, LLC, will assist in the solicitation of proxies from stockholders at a fee of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Common Stock.

     The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is March 25, 2005.

     At the close of business on March 7, 2005, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2005 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 25,818,492 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, under the Company’s bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In addition, under the rules of the New York Stock Exchange, votes representing more than 50% of the Company’s outstanding shares of Common Stock must be cast at the meeting to approve the amendment and restatement of the 2001 Incentive Plan. Directors of the Company shall be elected by a plurality vote. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter. Thus, broker non-votes will have the effect of a vote against the proposal to approve the amendment and restatement of the 2001 Incentive Plan, but will not affect the outcome of the voting on any other proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth, as of March 7, 2005, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption “Compensation,” and (iv) all directors, director nominees and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership (1)		Of Class
Michael W. Brown	59,923	(2)	*
Jack M. Fields, Jr.	25,729	(3)	*
Eli Jones	13,530	(4)	*
Paul S. Lattanzio	68,602	(5)	*
Gregory E. Petsch	26,595	(6)	*
Richard G. Rawson	1,564,630	(7)	6.1%
Paul J. Sarvadi	3,126,498	(8)	12.1%
Austin P. Young	17,500	(9)	*
A. Steve Arizpe	381,125	(10)	*
Jay E. Mincks	301,824	(11)	*
John H. Spurgin, II	200,777	(12)	*
EARNEST Partners, L.L.C.	4,006,100	(13)	15.5%
Barclay’s Global Investors, N.A.	1,281,663	(14)	5.0%
Executive Officers and Directors as a group (12 persons)	5,939,633		23.0%

*	Represents less than 1%.

(1)	Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

(2)	Includes options to purchase 47,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(3)	Includes options to purchase 12,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(4)	Includes options to purchase 12,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(5)	Includes options to purchase 32,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(6)	Includes options to purchase 17,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(7)	Includes 604,866 shares owned by the RDKB Rawson LP, 503,502 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter), 50 shares owned by Barbie Rawson (daughter), 19,900 shares of restricted Common Stock, and options to purchase 308,037 shares of Common Stock that are exercisable within 60 days of March 7, 2005. Mr. Rawson shares voting and investment power with respect to 450 shares owned by his wife and daughters.

(8)	Includes 1,802,350 shares owned by Our Ship Limited Partnership, Ltd., 819,870 shares owned by the Sarvadi Children’s Partnership, Ltd., 16,467 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN, 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi, 40,000 shares of restricted Common Stock, and options to purchase 428,167 shares of Common Stock that are exercisable within 60 days of March 7, 2005. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi.

(9)	Includes options to purchase 17,500 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(10)	Includes 3,929 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse), 19,900 shares of restricted Common Stock, and options to purchase 356,931 shares of Common Stock that are exercisable within 60 days of March 7, 2005. Mr. Arizpe shares voting and investment power with respect to 3,734 shares.

(11)	Includes 15,900 shares of restricted Common Stock and options to purchase 281,889 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(12)	Includes 12,600 shares of restricted Common Stock and options to purchase 181,265 shares of Common Stock that are exercisable within 60 days of March 7, 2005.

(13)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2005. EARNEST Partners, L.L.C.’s address is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. EARNEST Partners, L.L.C. has sole voting power with respect to 2,382,040 shares, shared voting power with respect to 1,114,760 shares and sole dispositive power with respect to 4,006,100 shares.

(14)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. Barclay’s Global Investors, N.A’s address is 45 Fremont Street, San Francisco, California 94105.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

General

     The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at eight.

     In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2005, 2006 and 2007, respectively.

     The term of office of each of the current Class I directors expires at the time of the 2005 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. Brown, Jones and Petsch have been nominated to serve an additional three-year term as Class I directors. All of the nominees have consented to be named in this proxy statement and to serve as a director if elected.

     It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2005 Annual Meeting of Stockholders is required for election of the nominees.

     If, at the time of or prior to the 2005 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Nominees — Class I Directors (For Terms Expiring at the 2008 Annual Meeting)

     Michael W. Brown. Mr. Brown, age 59, joined the Company as a Class I director in November 1997. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of 360 networks, FatKat, Inc. and ExchangeAdvantage, and is a member of the Thomas Weisel Partners Advisory Board, the University of Washington Business School Advisory Board and the Particle Economics Research Institute. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle.

     Eli Jones. Dr. Jones, age 43, joined the Company as a Class I director in April 2004. Dr. Jones has been an Associate Professor of Marketing at the University of Houston since 2002 and was an Assistant Professor at the University of Houston from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. He currently serves as the Executive Director of the Program for Excellence in Selling and the Sales Excellence Institute at the University of Houston. Dr. Jones also serves on the Board of Directors of Dovarri, a CRM company based in Houston, and on the editorial review boards of the Journal of Personal Selling and Sales Management and Industrial Marketing Management. He has conducted research and published articles on sales and sales management topics in major journals and is the co-author of a sales textbook, Selling ASAP. Dr. Jones is also an ad hoc reviewer for the Journal of the Academy of Marketing Science, Journal of Business Research, American Marketing Association, and the National Conference in Sales Management. Before becoming a professor, Dr. Jones worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco, and Frito-Lay. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997 from Texas A&M University.

     Gregory E. Petsch. Mr. Petsch, age 54, joined the Company as a Class I director in October 2002. He retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality since 1991. Prior to joining Compaq, he worked for 10 years for Texas Instruments. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and in 1993 — 1995 he was nominated Who’s Who of Global Business Leaders. He is founder and President of Godsmoneyman Ministries and a board member of Culture Shapers. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Directors Remaining in Office

     Jack M. Fields, Jr. Mr. Fields, age 53, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Mutual Funds and the Discovery Channel – Global Education Fund. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

     Paul S. Lattanzio. Mr. Lattanzio, age 41, has been a Class III director of the Company since 1995. Mr. Lattanzio joined Bear Stearns, Inc. in July 2003 as a senior managing director and head of Bear Growth Capital Partners, a private equity group. He previously served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. for more than five years. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio also serves on the Board of Directors of Clintrak Pharmaceutical Services, LLC, Harlem Furniture and Avid Health, Inc. Mr. Lattanzio received his Bachelor of Science in Economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.

     Richard G. Rawson. Mr. Rawson, age 56, President of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson previously served the National Association of Professional Employer Organizations (NAPEO) as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. Mr. Rawson has a Bachelor of Business Administration in finance from the University of Houston.

     Paul J. Sarvadi. Mr. Sarvadi, age 48, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director since the Company’s inception in 1986. He was elected Chairman of the Board and Chief Executive Officer on August 2003. Before being elected Chairman of the Board, he served as President and Chief Executive Officer of the Company since 1989. Prior to that, he served as Vice President and Treasurer of the Company from its inception in 1986 until April 1987, and then as Vice President from April 1987 until 1989. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the NAPEO for three of the first four years of its existence. Mr. Sarvadi serves on the Board of Trustees of the DePelchin Children’s Center in Houston. In 1995, Mr. Sarvadi was selected as Houston’s Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries.

     Austin P. Young. Mr. Young, age 64, joined the Company as a Class II director in January 2003. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001 when he retired. Before joining CellStar Corporation, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. from 1996 to 1999. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG Peat Marwick where his career spanned 22 years before joining American General Corporation. Mr. Young currently serves as Director and Chairman of the Audit Committee of Tower Group, Inc., Director and Chairman of the Audit Committee of Houston Zoo, Inc., Chairman of the Houston Zoo Advisory Committee, Director and Treasurer of The Park People, Inc., and Director of the Houston Fire Museum. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives Institute. He holds an accounting degree from the University of Texas.

CORPORATE GOVERNANCE MATTERS

Determinations of Director Independence

     Under rules of the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, the Board of Directors affirmatively determined that all of the Company’s directors are independent from the Company and its management with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.

     As contemplated by the rules of the New York Stock Exchange, the Board of Directors has adopted Corporate Governance Guidelines which set forth categorical standards to assist the Board in making independence determinations, under which the impact on independence of relationships that fall within the categorical standards are not required to be separately discussed in this proxy statement.

     As set forth in the Company’s Corporate Governance Guidelines, a relationship falls within a categorical standard and is not required to be separately discussed in this proxy statement if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	consists of charitable contributions by Administaff to an organization where a director is an executive officer and does not exceed the greater of $1 million or two percent of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in Administaff’s annual proxy statement.

     You can access the Company’s Corporate Governance Guidelines in their entirety on the Company’s website at www.administaff.com under Corporate Governance in the Company Information section.

Committees of the Board of Directors

     The Board of Directors has appointed three committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and, the Nominating and Corporate Governance Committee.

     The members of the Finance, Risk Management and Audit Committee are Mr. Young, who serves as Chairperson, Mr. Lattanzio and Mr. Brown. All three members are “independent” under the standards of The New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board of Directors has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring: (i) the financial affairs of the Company; (ii) the integrity of the Company’s financial statements and internal controls; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors; and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters which may come before it as directed by the Board of Directors.

     The members of the Compensation Committee are Mr. Fields, who serves as Chairperson, Dr. Jones and Mr. Petsch. All three members are “independent” under the standards of The New York Stock Exchange. The Compensation Committee: (i) oversees and administers the Company’s compensation policies, plans and practices; and (ii) prepares the annual report required by the rules of the Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual proxy statement. To carry out these purposes, the Compensation Committee evaluates the performance of and determines the compensation for senior management, administers the Company’s compensation programs, and performs such other duties as may from time to time be directed by the Board of Directors.

     The members of the Nominating and Corporate Governance Committee are all of the outside directors: Mr. Petsch, who serves as Chairperson; Mr. Brown; Mr. Fields; Dr. Jones; Mr. Lattanzio; and Mr. Young. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of The New York Stock Exchange. The Nominating and Corporate Governance Committee: (i) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board a set of corporate governance guidelines for the Company; and, (iv) oversees the evaluation of the Board and management.

     The charters for each of the three committees, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company Information section on the Company’s website at www.administaff.com. The Finance, Risk Management and Audit Committee charter is also attached as Appendix A to this proxy statement.

Selection of Nominees for the Board of Directors

Identifying Candidates

     The Nominating and Corporate Governance Committee solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Corporate Secretary of Administaff at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.

     In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

     Each candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•	the skills and expertise of the prospective nominee are complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.

     In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board of

Directors—with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.

     Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Committee, other members of the Board and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

     With respect to Dr. Jones and Mr. Petsch, who are being submitted to our stockholders for election as directors for the first time at the Annual Meeting, Dr. Jones was recommended to the Nominating and Corporate Governance Committee by John Orth, Vice President of Sales Development for the Company, and Mr. Petsch was recommended to the Nominating and Corporate Governance Committee by A. Steve Arizpe, Executive Vice President of Client Services for the Company.

Information Regarding Meetings

     During 2004, the Finance, Risk Management and Audit Committee had 11 meetings, the Compensation Committee had four meetings, the Nominating and Corporate Governance Committee had one meeting, and the Board of Directors had six meetings. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2004 except that Mr. Brown participated in 50% of the meetings of the Board and the Finance, Risk Management and Audit Committee.

     The Company expects its Board members to attend the Annual Meeting of the Stockholders. Last year six of the Company’s eight directors attended the Annual Meeting of the Stockholders.

Executive Sessions of the Board of Directors and the Presiding Director

     The Company’s non-management directors hold executive sessions at which the Company’s management is not in attendance at each regularly scheduled Board meeting. The Chairperson of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairperson, a majority of the members present at the executive session will appoint a member to preside at the meeting.

Code of Business Conduct and Ethics

     The Board of Directors adopted a Code of Business Conduct and Ethics, which meets the requirements of Rule 303A.10 of the New York Stock Exchange Listed Company Manual and Item 406 of Regulation S-K. You can access the Company’s Code of Business Conduct and Ethics on the Company’s website at www.administaff.com under Corporate Governance in the Company Information section. Any stockholder who so requests may obtain a printed copy of the Code of Business Conduct and Ethics by contacting Ruth Holub, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339. Changes in and waivers to the Code of Business Conduct and Ethics for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet website within five business days and maintained for at least 12 months.

Stockholder Communications

     Stockholders and other interested parties may communicate directly with the entire Board of Directors or the non-management directors as a group by sending an email to directors@administaff.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board of Directors or to the non-management directors and the message will be directly routed to the named group without any screening.

COMPENSATION

Director Compensation

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Non-employee directors of the Company are compensated as shown in the table below.

				Nominating and
			Finance, Risk	Corporate
		Compensation	Management and	Governance
	Board	Committee	Audit Committee	Committee
Annual retainers	$30,000	$2,000	$3,000	None

Annual Committee Chair Fees	N/A	$3,000	$6,000	$3,000

Meeting Fees	$2,000 in person, $1,000 telephonically	$750 in person, $325 telephonically	$1,500 in person, $750 telephonically (1)	N/A

(1)	These fees are also paid to the Chairman for meetings attended with the Company’s management or auditors between regular meetings.

     Each outside director is also reimbursed for reasonable expenses incurred in serving as a director. All compensation can be taken in cash or Common Stock, at the director’s option. In addition, pursuant to the Company’s 2001 Incentive Plan, each non-employee director automatically receives, on the date such person first becomes a director, a grant of nonqualified options to purchase 7,500 shares of Common Stock, which have a term of 10 years and vest in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, following each annual meeting of the Company’s stockholders, each non-employee director who was not initially elected at such meeting, currently receives an annual grant of nonqualified options to purchase an additional 5,000 shares of Common Stock, all of which have a term of 10 years and are fully vested and exercisable on the date of grant. The exercise price of all such options is the closing sale price on the New York Stock Exchange of the Common Stock on the date the options are granted. If Proposal 2 is adopted at the Annual Meeting, the Company’s 2001 Incentive Plan will be amended and restated so that, effective beginning on the date of the Annual Meeting, each non-employee director will receive an annual grant of 3,600 shares of Common Stock rather than 5,000 options to purchase Common Stock.

Executive Compensation

     The following table summarizes certain information regarding compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities to the Company during 2004.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
		Annual Compensation (1)		Securities	All Other
Name And Principal Position	Year	Salary	Bonus	Underlying Options	Compensation (2)
Paul J. Sarvadi	2004	$513,269	$283,016	89,000	$15,478
Chairman of the Board and Chief	2003	$486,501	$392,000	69,167	$15,020
Executive Officer	2002	$323,420	—	30,000	$11,900

Richard G. Rawson	2004	$318,982	$175,215	64,500	$13,566
President	2003	$310,267	$209,747	33,537	$12,422
	2002	$303,619	$31,149	32,000	$8,202

A. Steve Arizpe	2004	$312,462	$171,104	64,200	$12,300
Executive Vice President	2003	$295,421	$175,430	34,619	$12,000
of Client Services and Chief Operating Officer	2002	$283,914	—	32,000	$11,000

Jay E. Mincks	2004	$270,101	$110,988	55,100	$12,300
Executive Vice President of	2003	$262,721	$151,556	28,156	$12,000
Sales and Marketing	2002	$257,092	—	32,000	$6,669

John H. Spurgin, II	2004	$237,687	$116,330	47,300	$12,300
Senior Vice President of Legal,	2003	$229,050	$133,721	20,565	$12,000
General Counsel and Secretary	2002	$222,129	—	24,000	$11,000

(1)	Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer. The Company owns an aircraft that is used by its executives for business and, on occasion, personal travel. In the instances where the aircraft is used for personal travel, the executive is required to reimburse the Company for the use of the aircraft based on a rate of $1,150 per flight hour plus all auxiliary expenses such as catering.

(2)	Consists of the Company’s employer matching contributions to the Administaff 401(k) Plan and, for Mr. Sarvadi and Mr. Rawson, includes payments of $3,178.20 and $5,766.24 in 2004 respectively, with respect to life insurance policies benefiting the named executive.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value
	Individual Grants				At
		% Of Total			Assumed Annual Rates Of
	Number Of	Options/SARS			Stock Price
	Securities	Granted To	Exercise or		Appreciation
	Underlying Options/	Employees In	Base Price	Expiration	For Option Term (3)
Name	SARs Granted (1)	Fiscal Year	($/Sh) (2)	Date	5%	10%
Paul J. Sarvadi	35,000		$17.17	04/01/14	$377,934	$957,760
	54,000		$11.79	10/01/14	400,392	1,014,672

	89,000	10.3%			$778,326	$1,972,432

Richard G. Rawson	17,800		$17.17	04/01/14	$192,207	$487,089
	46,700		$11.79	10/01/14	346,265	877,503

	64,500	7.5%			$538,472	$1,364,592

A. Steve Arizpe	17,500		$17.17	04/01/14	$188,967	$478,880
	46,700		$11.79	10/01/14	275,297	877,503

	64,200	7.5%			$464,264	$1,356,383

Jay E. Mincks	15,100		$17.17	04/01/14	$163,052	$413,205
	40,000		$11.79	10/01/14	296,587	751,609

	55,100	6.4%			$459,639	$1,164,814

John H. Spurgin, II	13,300		$17.17	04/01/14	$143,615	$363,949
	34,000		$11.79	10/01/14	252,099	638,868

	47,300	5.5%			$395,714	$1,002,817

(1)	All options have a term of 10 years. In February 2005, the Board of Directors approved the immediate acceleration of all outstanding options. Therefore, all options are now fully vested.

(2)	The exercise price of the options granted is equal to the closing price per share of the Common Stock on the New York Stock Exchange on the date of grant.

(3)	Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs At	Options/SARs At
	Shares		Fiscal Year-End	Fiscal Year-End
	Acquired On	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable (2)	Unexercisable (1) (2)
Paul J. Sarvadi	—	—	253,833 / 174,334	$444,996 / $307,478
Richard G. Rawson	—	—	189,507 / 118,530	$369,831 / $230,874
A. Steve Arizpe	3,726	$33,214	237,835 / 119,096	$416,172 / $231,925
Jay E. Mincks	6,800	$71,927	177,064 / 104,825	$115,155 / $204,653
John H. Spurgin, II	—	—	97,113 / 84,152	$90,148 / $154,513

(1)	Represents the difference between the closing price of the Company’s Common Stock on December 31, 2004, the last trading day of the year, ($12.61) and the exercise price of the options.

(2)	In February 2005, the Board of Directors approved the immediate acceleration of all outstanding options. Therefore, all options are now fully vested.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee is responsible for evaluating the performance of and determining the compensation for executive officers, including the Chief Executive Officer. It is also responsible for overseeing the Company’s 1997 Incentive Plan and 2001 Incentive Plan (the “Incentive Plans”). The Compensation Committee has furnished the following report on executive compensation for 2004.

     The Company’s compensation programs are designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers, including the Chief Executive Officer, generally consists of three components: (i) a base salary payable in cash; (ii) variable compensation, which is targeted as a percentage of base pay and may be payable in cash awards, phantom shares, performance units, bonus stock or other stock-based awards; and, (iii) long-term incentive compensation, which historically generally consisted of stock options. The Compensation Committee approved the granting of restricted stock to executives as long-term incentive compensation in lieu of stock options in 2005. The grants of restricted stock will vest over three years.

Base Salary

     The base salary is intended to provide a stable annual salary at a level consistent with individual contributions and at a level that attracts and retains talented executive officers. Based on the results of a study performed in 2003 which compared the Company’s executive compensation program with that of 15 comparable business service companies, which included those in the self-constructed peer index plotted on the performance graph, the Compensation Committee set a target base compensation to 10% below the median point of the range of those compensation levels, and total compensation (variable plus base) above the median point of the range in comparison to such peer companies. Under this approach, a significant component of the officers’ annual compensation is tied to the Company’s performance and is, therefore, “at risk”. For 2004, the Compensation Committee approved an increase in salary for senior executive officers of an average of 3.2%. In setting base salary for executives other than the Chief Executive Officer, the Compensation Committee also considered the Chief Executive Officer’s subjective evaluation of each executive’s performance.

Variable Compensation

     Variable compensation is intended to link executives’ compensation to the Company’s performance as well as to their individual performance. As an incentive, for 2004, the Compensation Committee set a target for variable compensation that was computed as a percentage of base salary. The percentage of target variable compensation awarded depended on whether the executive met her or his threshold, target or maximum goal for performance measurements. If the executive reached the threshold goal for performance measurements, he was paid 50% of the targeted variable compensation. If the executive reached the targeted goal for performance measurement, he was paid 100% of the targeted variable compensation, and if the executive reached a maximum goal for performance measurement, he was paid 125% of the targeted variable compensation. The targeted variable compensation for the Chief Executive Officer was 85% of his annual salary and the targeted variable compensation for other executives ranged from 45% to 70% of their annual salary.

     For 2004, the target variable compensation was based on three types of performance measurements: corporate, department and individual. Each performance measurement had three potential levels of payout that were based on meeting or exceeding goals for each of the performance measurements. The corporate performance measurement was based on the Company’s operating income per worksite employee per month; the department performance measurements were based on various projects to be completed within each department that would have a major impact upon the Company’s operations as a whole; and the individual performance measurements were based on annual performance reviews. Criteria considered in evaluation of individual performance of executives included generating revenue, mobilizing talent, personal and professional development, ability to run the business, servant leadership and setting the course of the business. The variable compensation for senior management was weighted more heavily toward the corporate performance measurement and ranged between 50% and 80% of their incentive compensation. The variable compensation plan provided a payout scale with high up-side opportunity for high performance and zero payout for low performance. For 2004, the threshold level operating income per worksite employee per month goal for the corporate performance component was not reached. However, operating income in 2004, under generally accepted accounting principles, did not include the $8.25 million proceeds received in 2004 in connection with the settlement of a major lawsuit. Furthermore, in 2002 and 2003, the potential corporate performance payout was reduced, in part, by the expenses associated with litigating the matter. Accordingly, in 2004, the Compensation Committee approved a payout of the corporate component at the threshold level, as excluding the settlement from consideration would have provided an inconsistent measure of the Company’s performance objectives.

Long-term Incentive Compensation

     Long-term incentive compensation is provided through the Incentive Plans, the objectives of which are to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards under the Incentive Plans have historically generally been made in the form of stock options, although in the future such awards may include restricted shares, phantom shares, performance units, bonus stock or other stock-based awards. The Company may periodically grant new options, restricted stock, or other long-term equity-based incentives to provide continuing incentive for future performance. In February 2005, the Compensation Committee approved grants of restricted stock to the Company’s executives and certain key employees instead of stock options. The primary purpose of granting restricted stock for 2005 instead of stock options was that the Company believes restricted stock awards are a better way to provide significant equity compensation to employees that provides more predictable long-term rewards than stock options. In determining whether to grant stock or options, the Compensation Committee first considers the number of shares available for distribution under the program for the year under consideration and the overall dilutive effect of the total grant. Based on these factors, the Compensation Committee then allots a targeted portion of those shares to the various executive grade levels, with higher grade levels being allotted a greater portion. In determining the number of options or shares to grant to each executive, the Compensation Committee considers factors including an executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options or shares would encourage the executive to remain with the Company and the value of the executive’s service to the Company. The Board of Directors has authorized a Common Stock repurchase plan under which the Company purchases shares of Common Stock that are used to fund stock option and restricted stock grants, in an effort to minimize dilution.

     In 2004, the Company granted options to purchase an aggregate of 533,900 shares of Common Stock to executive officers of the Company, including the Chief Executive Officer. The Company repurchased 1,411,000 shares of Common Stock during 2004.

CEO Compensation

     The compensation of the Chief Executive Officer is determined in the same manner as the other executives of the Company, as set forth above, and includes stock options and restricted stock. In 2004, Mr. Sarvadi received a three percent increase in base salary.

     Mr. Sarvadi’s variable compensation, shown in the third column of the Summary Compensation Table, was determined by the Board, upon recommendation of the Compensation Committee, to be in conformance with the provisions of the variable compensation plan as described above and was based upon the payout of the corporate performance goal component at the threshold level of 50%, which was weighted at 80% for the CEO, and his exceeding the established threshold for his individual performance goal, which was weighted at 20% for the CEO.

     In 2004, the Compensation Committee granted Mr. Sarvadi options to purchase 89,000 shares of Common Stock. In making the grant, the Compensation Committee considered Mr. Sarvadi’s large ownership position in the Company. Although the Compensation Committee believes that the grant of options to Mr. Sarvadi further aligns his interests with those of stockholders, the Compensation Committee considered the grant to Mr. Sarvadi to be more in the nature of variable compensation than a long-term incentive.

Section 162(m) of the Internal Revenue Code

     The Compensation Committee has taken action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. The Compensation Committee has also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and its shareholders. The Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options, restricted stock, and other performance-based awards.

Jack M. Fields, Jr.
Eli Jones
Gregory E. Petsch

Report of the Finance, Risk Management and Audit Committee

     The Finance, Risk Management and Audit Committee (the “Committee”) has been appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements and internal controls of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The Committee has furnished the following report for 2004.

     The Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2004 and assessment of the effectiveness of the Company’s internal controls with management and the independent auditor. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as currently in effect.

     The Committee has received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent auditor that firm’s independence. The Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.

     Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Austin P. Young
Michael W. Brown
Paul S. Lattanzio

Performance Graph

     The above performance graph compares the cumulative total stockholder return of the Common Stock to the cumulative total stockholder return of the Standard & Poor’s SmallCap 600 Stock Index and two peer group indices for the period from December 31, 1999 to December 31, 2004 (assuming reinvestment of any dividends and an investment of $100 in each on December 31, 1999). Peer Group 1 consists of Team America, Inc. (through December 31, 2002), TeamStaff, Inc. (through December 31, 2002), Gevity HR, Inc., Automatic Data Processing, Inc., and Paychex, Inc., each of which provides or previously provided professional employer services. Team America, Inc. was dropped from the return calculation after December 31, 2002 because it became the subject of bankruptcy proceedings in 2003, and TeamStaff, Inc. was dropped from the return calculation after December 31, 2002 as a result of its professional employer services division being acquired by Gevity HR, Inc. in 2003. After December 31, 2002, the market value attributable to each was assumed to be reinvested in the other three companies in the index. Peer Group 2 consists of Gevity HR, Inc., Automatic Data Processing, Inc., and Paychex, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2004 applicable to its officers, directors and greater than 10% beneficial owners, were timely filed.

Certain Relationships and Related Transactions

     Our Ship Limited Partnership, Ltd. (“Our Ship”), which is a family limited partnership owned by Mr. Paul Sarvadi,

Chairman of the Board and Chief Executive Officer of the Company, and members of his immediate family, is a client of the Company. In 2004, Our Ship paid comprehensive service fees of $63,759.12 ($26,059.12 net of payroll costs) to the Company. Mr. Sarvadi’s brother is an owner and officer of two companies that are clients of the Company. In 2004, the two companies paid comprehensive service fees totaling $1,300,455.53 ($316,711.18 net of payroll costs) to the Company.

PROPOSAL NUMBER 2:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE ADMINISTAFF, INC. 2001 INCENTIVE PLAN

     The Company’s Board of Directors has unanimously adopted a resolution to submit to a vote of the Company’s stockholders a proposal to approve the amendment and restatement of the 2001 Incentive Plan (the “Plan”), as set forth in Appendix B to this proxy statement. Among other things, the amendment and restatement of the Plan will:

•	increase the number of shares of Common Stock reserved for issuance under the Plan by approximately 800,000 shares plus the number of shares available for future Awards under the Company’s Nonqualified Stock Option Plan on March 7, 2005;

•	increase the per person limits for each Award category with respect to Awards payable in Common Stock to 200,000 shares per Award category, and with respect to cash Awards, to $2,000,000; and

•	provide for annual stock Awards to non-employee directors (in lieu of options).

     Currently, the 2001 Incentive Plan has less than 58,000 shares available for future Awards. This number of Awards is insufficient to carry out the purposes of the Plan, discussed below. Although the Company also maintains the Nonqualified Stock Option Plan, which, on March 7, 2005 had 564,766 shares available for Awards, Awards under that plan are limited to stock options, which limits the Company’s flexibility with respect to other types of share-based Awards, such as restricted stock. Further, the Company’s 1997 Incentive Plan, which has 177,510 shares available for future Awards, will terminate by its terms on April 24, 2005.

     If Proposal 2 is adopted, the shares available under the Nonqualified Stock Option Plan on March 7, 2005 will be available for any of the types of Awards available under the 2001 Incentive Plan, as amended and restated as described herein. In addition to the shares available under the Nonqualified Stock Option Plan, the shares reserved for the 2001 Incentive Plan will be increased by another 800,000 shares. If Proposal 2 is adopted, no new grants will be made under the Nonqualified Stock Option Plan.

     The Plan’s purposes remain unchanged and are to: (i) retain and attract persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company; (ii) encourage the sense of proprietorship of such persons; and, (iii) stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Company’s stockholders approved the 2001 Incentive Plan at the annual meeting of stockholders held on May 8, 2001. The Board of Directors believes that the Plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares of Common Stock reserved for issuance under the Plan.

Required Affirmative Vote

     If the votes cast in person or by proxy at the Annual Meeting in favor of Proposal 2 exceed the votes cast opposing the proposal, the Plan, as amended and restated, will be approved; provided that votes representing more than 50% of the Company’s outstanding shares of Common Stock are cast at the Annual Meeting. If Proposal 2 is not approved by the stockholders, the Plan will continue in its present form.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Summary of the Plan

     The following summary of the Plan, as amended and restated, is qualified by reference to the full text thereof, which is attached as Appendix B to this proxy statement.

Eligibility for Participation

     All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for Awards under the Plan.

Administration

     The Plan is administered by the Compensation Committee of the Company’s Board of Directors or any other committee that may be designated by the Board of Directors (the “Committee”). Except with respect to the grants to non-employee directors, the Committee will select the employees who will receive Awards, determine the type and terms of Awards to be granted, and interpret and administer the Plan. Awards under the Plan may be granted in tandem with other compensation. Without prior stockholder approval, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Award, except as provided by the Plan’s adjustment provisions. The Board of Directors or the Committee may delegate to the Chairman of the Board the duties of the Committee under the Plan pursuant to such conditions or limitations as it may establish, except that it may not delegate to any person the authority to grant Awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act. The Board of Directors has designated the Chairman of the Board as the sole member of a Special Awards Committee for the purpose of making Awards under the Plan to participants other than officers of the Company.

Shares of Common Stock Reserved

     The aggregate number of shares of Common Stock that may currently be issued under the Plan with respect to Awards may not exceed 1,500,000. The Plan is being amended and restated to increase this number of shares to 2,300,000 plus shares remaining available for future Awards under the Nonqualified Stock Option Plan on March 7, 2005 (564,766 shares). No Awards relating to any of the additional 800,000 shares plus the shares available for future Awards under the Nonqualified Stock Option Plan will be granted under the Plan if the Plan, as amended and restated, is not approved by stockholders. The proposed share limit is subject to adjustment for certain transactions affecting the Common Stock. Lapsed, forfeited or canceled Awards will not count against this limit and can be regranted under the Plan. If shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, those shares will not count against the above limits.

Terms, Conditions and Limitations of Employee Awards

     Performance Objectives. The Committee may condition any employee Award under the Plan on the achievement of one or more performance objectives. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives. The term “performance objectives” means the objectives established by the Committee that are to be achieved with respect to an Award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, geographic market or function within the Company or a subsidiary in which the person receiving the Award is employed, or in individual or other terms, and which will relate to the period of time determined by the Committee. The performance objectives intended to qualify under Section 162(m) of the Internal Revenue Code shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation, and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross mark-up per worksite employee.

     The Committee shall determine, at the time the Award is granted, which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

     Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Stock options may be granted either as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. No ISO may be exercised more than ten years after the date of grant. Payment of the option exercise price may be by: (i) cash or check; (ii) transfer of shares of Common Stock already owned by the optionee, if permitted by the Committee; or, (iii) a “cashless broker exercise” procedure.

     Stock Award (including Restricted Stock). The Committee may grant an Award of Common Stock, which may be restricted stock, or an Award that is denominated in units of Common Stock.

     Phantom Stock Award. The Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof, subject to the achievement of specified performance goals.

     Stock Appreciation Right. The Committee may grant an Award that is in the form of a stock appreciation right (“SAR”). A SAR is the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

     Cash Award. The Committee may grant an Award in cash.

     Performance Awards. The Committee may grant a performance Award consisting of any type of Award or combination of Awards. A performance Award is subject to the achievement of one or more performance objectives.

     Performance Units. The Committee may grant an Award in Performance Units. Performance Units are units equivalent to $100 (or such other value as the Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals.

     Other Stock-Based Awards. The Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of Common Stock.

     Annual Award Limits. During any one calendar year, Awards with respect to Common Stock to any individual participant are limited to 200,000 shares from each of the following categories: (i) options or SARs; (ii) stock Awards (excluding restricted stock), phantom stock Awards or other stock-based Awards; and (iii) restricted stock. During any one calendar year, no participant may receive an aggregate payment under cash Awards or performance Awards payable in cash in excess of $2,000,000.

Terms, Conditions and Limitations of Non-employee Director Awards

     The Plan currently provides that each person who is initially appointed or elected as a director of the Company shall be automatically granted an option to purchase 7,500 shares of Common Stock on the date of election or appointment at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, and such option shall vest as to one-third of the shares on each anniversary of its grant date (the “Initial Director Award”). The Plan also currently provides that each director shall automatically receive on the date of each annual meeting of the Company’s stockholders (unless first elected or appointed at such meeting) an immediately vested and exercisable option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Each director option shall have a term of 10 years, subject to earlier termination depending upon continuity of service on the Board.

     If Proposal 2 is adopted, the Plan will continue to provide for the Initial Director Award and will be amended and restated to provide that each non-employee director shall automatically receive on the date of each annual meeting of the Company’s stockholders (unless first elected or appointed at such meeting) 3,600 shares of immediately vested Common Stock in lieu of an immediately vested and exercisable option to purchase 5,000 shares of Common Stock.

     Neither the Committee nor the Board of Directors has any discretion with respect to the grant of these director options or stock, as the case may be.

Other Terms and Limitations

     Transferability. Awards under the Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any Award that is not an ISO to the participant’s “immediate family members,” as defined in the Plan.

     Deferral. The Committee may permit participants to elect to defer payment of some or all types of Awards or provide for the deferral of an Award. A deferral may be in the form of an installment payment or a future lump-sum payment. Deferrals will only be permitted in compliance with Section 409A of the Internal Revenue Code.

     Dividends and Interest. An Award denominated in Common Stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

     Adjustments to Awards Following Grant. The Committee may provide for adjustment of Awards following grant under the Plan in the following circumstances. In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust: (i) the number of shares; (ii) the Award exercise price; (iii) the appropriate value and other price determinations of Awards; (iv) the per person limitations on Awards; and, (v) the type of shares covered by the Award. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to: (i) issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment; (ii) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Sections 7 or 8 of the Plan) and the termination of options that remain unexercised at the time of such transaction; or, (iii) provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof (to the extent not otherwise provided under Sections 7 or 8 of the Plan) and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award. The Committee, in its sole discretion, may amend any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board, and with respect to any Award that is not intended to meet the requirements of Section 162(m) of the Internal Revenue Code, may amend any Award to reflect a significant event if the Committee believes amendment is appropriate to reflect the original intent in the grant of the Award.

     Tax Withholding. The Plan permits the Committee to allow a participant, upon exercise of an option or payment or vesting of an Award, to satisfy any applicable federal tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise or payment or vesting of such Award.

     Change in Control. The Plan provides that upon a “change in control” of the Company (as defined in the Plan), all Awards shall become immediately exercisable or payable, as the case may be. The Plan states that the Committee may provide in an agreement with the participant for a supplemental payment to mitigate the effect of “golden parachute” excise taxes, and in the absence of such an agreement, the acceleration of vesting and exercisability of Awards will be limited so as to avoid the impact of the golden parachute excise tax.

     Amendment and Termination. The Board of Directors may amend, alter or discontinue the Plan, except that no amendment or alteration that would impair the rights of a holder of any Award shall be made without the holder’s consent, and no amendment or alteration shall be effective prior to approval by the stockholders to the extent the Board of Directors determines such approval is required by applicable laws, regulations or exchange requirements.

Federal Income Tax Consequences

     The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

     The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands. The statutory holding period lasts until the later of: (i) two years from the date the option is granted; or, (ii) one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.

     If the employment and statutory holding period requirements for an ISO are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price; or, (ii) the amount realized on disposition minus the option price. Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

     The exercise of an option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an ISO and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior ISO was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

     If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by the Company to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an ISO, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

     In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

     Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the participant. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. If a Section 83(b) election is properly made, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock Award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the participant.

     Generally, a participant will not recognize any taxable income upon the award of stock appreciation rights, stock award or phantom stock. At the time the participant receives the payment for the stock appreciation right, stock award or phantom stock, the fair market value of shares of Common Stock or the amount of any cash received in payment for such Awards generally is taxable compensation to the participant taxed as ordinary income.

     Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from Awards under the Plan.

     The exercisability of an option or a stock appreciation right, the payment of stock award or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant Award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. The Company has structured the Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the Plan and the material terms of the related performance goals.

Effect of American Jobs Protection Act of 2004

     On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) (“AJCA”) was signed into law by the President. The AJCA significantly alters the rules relating to the taxation of deferred compensation.

     The AJCA adds a new Section 409A to the Internal Revenue Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding: (i) timing of payouts; (ii) advance election of deferrals; and, (iii) restrictions on acceleration of payouts, results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with the new Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

     The AJCA is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain Awards under the Plan. The new Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements which are materially modified after October 3, 2004. In IRS Notice 2005-1, the Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A, and is expected to provide additional guidance in calendar year 2005. The Company intends that any Awards granted under the Plan satisfy the requirements of new Section 409A to avoid the imposition of excise tax thereunder.

     THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND THE COMPANY RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE

TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

     The allocation of Awards in 2005 under the Plan for persons other than non-employee directors is not currently determinable because Awards will be made in accordance with future decisions of the Compensation Committee following the general guidelines of the Plan. For a description of the options granted during 2004 to Named Executive Officers under the Plan, please see the “Summary Compensation Table” and the “Option/SAR Grants in Last Fiscal Year” table. The following table sets forth the Awards that will be made to non-employee directors under the Plan for the calendar year beginning January 1, 2005, assuming that six non-employee Directors are then serving on the board:

New Plan Benefits Table

Administaff, Inc. 2001 Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Non-employee directors as a group	$(*)	21,600 shares of Common Stock

(*) Beginning in 2005, if Proposal 2 is adopted, non-employee directors will receive annual grants of 3,600 shares of Common Stock. The dollar value of such shares is not determinable at this time because it will depend upon the fair market value of the Common Stock on the date of the grant, which will be the date of the annual meeting for each year.

Securities Reserved For Issuance Under Equity Compensation Plans

     The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2004 (in thousands, except price per share amounts):

	Number of securities to be		Number of
	issued upon exercise of	Weighted average	securities remaining
	outstanding options,	exercise price of	available for future
	warrants and rights	outstanding options,	issuance
Plan category	(in thousands)	warrants and rights	(in thousands)
Equity compensation plans approved by security holders (1)	2,751	$16.45	538(2)

Equity compensation plan not approved by security holders (3)	2,671	19.58	512(4)

Total	5,422	$17.78	1,050

(1)	The 1997 Incentive Plan and the 2001 Incentive Plan have been approved by the Company’s stockholders.

(2)	The securities remaining available for issuance may be issued in the form of stock options, performance awards, stock awards, stock appreciation rights, bonus stock and other stock-based awards.

(3)	The Administaff Nonqualified Stock Option Plan was not approved by stockholders. For a description of the material features of the Nonqualified Stock Option Plan, see the Employee Incentive Plan footnote in Note 9 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for 2004.

(4)	Shares of Common Stock may be issued pursuant to the 1997 Employee Stock Purchase Plan (“ESPP”), which enables employees of the Company to purchase Administaff Common Stock through payroll deductions each calendar month. After the end of each calendar month, shares of Common Stock are purchased by the ESPP. Participants may enroll, change or discontinue payroll deductions at any time. The Company pays all expenses of the ESPP other than brokerage commissions for sales. The ESPP was not approved by stockholders, and does not include a limitation on the number of shares that may be issued thereunder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE PLAN, TAKING INTO ACCOUNT THE FOLLOWING:

•	The Company believes that its employees are recognized as the best in the industry and that equity-based compensation is critical to their recruitment and retention.

•	The Compensation Committee believes that restricted stock grants are a strategically favorable means of assuring employee alignment with stockholders. If the amended and restated Plan is not approved by the stockholders, the Company will have fewer than 58,000 shares available for restricted stock grants under the Plan. This will be insufficient to provide an appropriate level of restricted stock compensation to employees, and will unduly hamper the Company’s attempts at structuring a compensation package that fully aligns employees with the interests of shareholders.

•	The Company’s grants of equity compensation have resulted in very little overall dilution to its public stockholders. The Company maintains a stock repurchase program that has mostly offset equity-related grants. Since the Company’s initial public offering in 1997, the Company has granted stock options and restricted stock awards with respect to 9,086,691 shares. Options covering 1,623,183 shares have been exercised, while options and restricted stock awards covering 5,642,525 shares remain outstanding as of March 7, 2005. The remainder of the options and restricted stock awards granted have been cancelled. Over the same period, the Company has repurchased 6,752,523 shares of Common Stock under its stock repurchase program.

PROPOSAL NUMBER 3:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

General

     The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2005, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Fees of Ernst & Young LLP

     Ernst & Young’s fees for professional services totaled $1,129,282 for 2004 and $495,025 for 2003. Ernst & Young’s fees for professional services included the following:

•	Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters were $1,020,867 in 2004 and $222,160 in 2003.

•	Audit-Related Fees — fees for audit-related services, which consisted primarily of the retirement plan audit and quarterly agreed upon procedures were $108,415 in 2004 and $260,090 in 2003. The 2003 amount also included fees related to assistance with an SEC comment letter.

•	Tax Fees — there were no fees for tax services in 2004 and $12,775 in 2003.

•	Other Fees — there were no fees for other services in 2004 or 2003.

     The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.

Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

     The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditor has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.

     The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

     None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

Required Affirmative Vote

     If the votes cast in person or by proxy at the 2005 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2005 will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

     The Finance, Risk Management and Audit Committee recommends that stockholders vote “FOR” ratification of Ernst & Young LLP’s appointment as the Company’s independent public accountants for the year ending December 31, 2005, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION

Delivery of Proxy Statement

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Administaff, Inc., Attention: Ruth Holub, Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Holub at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.

Stockholder Proposals for 2005 Meeting

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2005 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of October 31, 2004 and November 30, 2004. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.

Stockholder Proposals for 2006 Proxy Statement

     Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on November 25, 2005.

Advance Notice Required for Stockholder Nominations and Proposals

     The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2006 if it is received not later than the close of business on November 25, 2005 and not earlier than the close of business on October 26, 2005. In addition, the Bylaws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and, (b) as to such stockholder: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and, (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder; and, (e) any material interest of such stockholder in such business.

FINANCIAL INFORMATION

          A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2004, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Holub, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

By Order of the Board of Directors

John H. Spurgin, II
Senior Vice President of Legal, General Counsel and Secretary

March 25, 2005
Kingwood, Texas

EXHIBIT A

Finance, Risk Management and
Audit Committee Charter

Purpose

The Finance, Risk Management and Audit Committee (the “Committee”) has been appointed by the Board of Directors (the “Board”) of Administaff, Inc. (the “Company”) to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring (i) the financial affairs of the Company, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s (the “external auditors”) qualifications, independence and performance, (v) the performance of the personnel responsible for the Company’s internal audit function (the “internal auditors”) and the external auditors, and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters which may come before it as directed by the Board. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “Commission”), the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s external auditors.

The Committee shall have and may exercise all the powers of the Board, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and all the power and authority required under the Sarbanes-Oxley Act of 2002. The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Board and the Committee recognize that the Company’s management is responsible for preparing the Company’s financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Board and the Committee’s responsibility is one of oversight.

Membership and Meetings

The Committee shall consist of the number of directors fixed from time to time by the Board, but not less than three. The members of the Committee shall be appointed and may be removed by the Board in its discretion and upon the recommendation of the Nominating and Corporate Governance Committee. The Committee’s composition shall meet the independence and experience requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, in each case after giving effect to any applicable phase-in requirements. At least one member of the Committee shall be an “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K promulgated by the Commission.

The Committee shall meet as often as its members shall determine to be necessary, or as meetings may be called by the Chair of the Committee, any two members of the Committee or the Chairman of the Board, but in any event shall meet not less frequently than quarterly. In addition, the Committee will make itself available to the external and internal auditors of the Company as requested. The Committee shall meet separately, periodically, with the management, with the internal auditors and with the external auditors. The Committee may invite members of management, other employees of the Company, the Company’s outside counsel, the Company’s external auditor or others to attend meetings with, and furnish pertinent information to, the Committee. The Committee shall also meet in executive session as required. The Board shall appoint one member of the Committee as Chair. The Chair of the Committee shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting (following consultation with other members of the Committee and with management), presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the Chair, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

Authority and Responsibilities

The Committee is empowered to investigate any matter relating to the financial affairs and risk management of the Company brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company. The

Committee shall have the authority to retain and obtain advice and assistance from independent counsel, accounting and other advisors without seeking Board approval. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee has the sole responsibility and authority to select (subject to stockholder ratification), evaluate and, where appropriate, replace the Company’s external auditors. The Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the external auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the Commission. The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The external auditor shall report directly to the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services. The Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

In addition to the foregoing, the Committee shall:

Oversight of the External Auditors

1. Review and discuss with the external auditor the planning and staffing of the annual audit and any other services provided by the Company’s external auditors, and approve the terms of and any fees related to the audit and such other services.

2. Review and evaluate the lead partner of the external auditors.

3. At least annually, obtain and review a report by the external auditors describing (i) the external auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between the external auditor and the Company as contemplated by Independence Standards Board Standard Number 1. Evaluate the external auditors’ qualifications, performance and independence, including considering whether the external auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the external auditor’s independence. In making this evaluation, the Committee shall take into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the external auditors to the full Board.

4. Assure the regular rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

5. Establish hiring policies for the Company’s employment of the external auditors’ employees or former employees.

Selection and Oversight of the Internal Auditors

6. Discuss and approve the appointment and replacement of the internal auditors.

7. Review and discuss with the internal auditors significant reports that the internal auditors prepare for management as well as management’s responses to those reports.

8. Discuss with management and the external auditors the responsibilities, budget, staffing and qualifications of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the external auditor) is intended to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control over financial reporting.

Financial Statements, Disclosure and Compliance Matters

9. Prior to the filing of the Company’s quarterly report on Form 10-Q and annual report on Form 10-K, review and discuss with the external auditors and management the annual audited financial statements and quarterly financial statements, as applicable, including disclosures made in management’s discussion and analysis of financial condition and results of operations, the results of any annual audit or interim financial review and any report or opinion rendered in connection therewith, as the case may be. Recommend to the Board whether the audited financial statements and accompanying notes should be included in the Company’s annual report on Form 10-K.

10. Prepare and approve the audit committee report as required by the Commission to be included in the Company’s proxy statement for the annual meeting (or in the Company’s annual report on Form 10-K if required to be included therein).

11. Review with the external auditors any communication or consultation between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

12. Review and consider with the external auditors the matters required to be communicated by the external auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the external auditors encountered in the course of audit work and management’s response, any restrictions on the scope of the auditors’ activities or access to requested information, and any significant disagreements with management, whether satisfactorily resolved or not.

13. Review and discuss quarterly reports from the external auditors concerning (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and (iii) any material written communications between the external auditors and management such as any management letter provided by the external auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal control over financial reporting, any schedules of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

14. Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Committee and the external auditors in connection with the certification process for the Company’s Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

15. Review and discuss with management any earnings press releases, including the use of any “non-GAAP financial measure” as defined by the rules of the Commission, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, covering, for example, the types of information to be disclosed and the type of presentation to be made.

16. Review and discuss with management and the external auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

17. Meet periodically with management to review and discuss the Company’s major risk exposures and any steps management has taken to monitor and control such exposures, including the Company’s guidelines and policies concerning risk assessment and management.

18. Review and discuss with management and the external auditors (i) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; and (ii) analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

19. Review proposed changes to the Company’s financial and accounting standards and principles and the Company’s policies and procedures with respect to its internal accounting, auditing and control over financial reporting.

20. Obtain assurance from the external auditors that Section 10A(b) of the Exchange Act has not been implicated.

21. Assist the Board in its oversight of the Company’s legal and regulatory compliance by advising the Board with respect to the Company’s policies and procedures concerning compliance with the Company’s Code of Business Conduct and Ethics. Obtain reports from management, the internal auditors and the external auditors addressing the Company’s and its subsidiaries’ compliance with the Company’s Code of Business Conduct and Ethics as well as applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions.

22. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23. Review and discuss with management, including the Company’s General Counsel, the internal auditor and the external auditors any legal matters that may have a material impact on the financial statements or the Company’s compliance policies and any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24. Review and approve the services provided by independent accounting firms other than the external auditors.

25. Provide a report of Committee activities to the Board at regular intervals and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditors, or the performance of the internal auditors.

26. Perform such other functions as requested by the Board, or required by law or NYSE rule.

Annual Review of Charter and Performance

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter. The Committee shall annually review its own performance.

As adopted by the Board of Directors on November 18, 2003.

EXHIBIT B

ADMINISTAFF, INC.
2001 INCENTIVE PLAN

(Amended and Restated as of March 10, 2005)

     1. Objectives. This Administaff, Inc. 2001 Incentive Plan (the “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Administaff, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          “Annual Director Award Date” means, for each calendar year beginning on or after January 1, 2005, in which this Plan is in effect, the date on which the annual meeting of the stockholders of the Company is held in that year.

          “Award” means an Employee Award or a Director Award.

          “Award Agreement” means an agreement between the Company and a Participant in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.

          “Board” means the Board of Directors of the Company.

          “Cash Award” means an Award payable in cash.

          “Cause” means:

     (a) the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

     (b) such Director has been found by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board called for that purpose or by a court of competent jurisdiction to have been guilty of wilful misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; or

     (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Company.

          “Change in Control” means:

     (a) the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or

     (b) the date the individuals who constitute the Board as of May 5, 2005 (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 5, 2005, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

     (c) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

     (d) the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report of item therein) that a change in control of the Company has or may have occurred, or will or may occur in the future, pursuant to any then existing contract or transaction.

          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

          “Committee” means the Compensation Committee of the Board or any other committee as may be designated by the Board.

          “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.

          “Company” means Administaff, Inc., a Delaware corporation.

          “Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.

          “Director Award” means a Director Option or a Director Stock Award.

          “Director Option” means a nonqualified stock option granted to a Director pursuant to Section 8.

          “Director Stock Award” means an award of Common Stock granted to a Director pursuant to Section 8.

          “Disability” means the inability to perform the duties of the Director’s position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12) month period after the Grant Date by reason of any medically determinable physical or mental impairment, as determined by the Committee in the Committee’s sole discretion.

          “Employee” means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that (a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.

          “Employee Award” means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          “Exercise Price” means the price at which the Option Shares may be purchased under the terms of the Award Agreement.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

          “Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise; (b) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, Inc., the closing sales price per share of Common Stock reported by the Nasdaq Stock Market, Inc. on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the Nasdaq Stock Market, Inc. at the time of exercise; (c) if the Common Stock is not so listed or quoted, the closing price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, Inc. or, if not reported by the Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated; or (d) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.

          “Grant Date” means (a) with respect to an Award other than a Director Award, the date specified by the Committee in the Award Agreement on which such Award will become effective and (b) with respect to a Director Award, the automatic date of grant for such Award as provided in Section 8.

          “ISO” means an incentive stock option within the meaning of Code Section 422.

          “Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

          “Option Shares” means the shares of Common Stock covered by a particular Option.

          “Other Stock-Based Award” means any stock-based Award that shall consist of a right that is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR and is (i) denominated or payable in; (ii) valued in whole or in part by reference to; or (iii) otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.

          “Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

          “Performance Award” means an Employee Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.

          “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Code Section 162(m) shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross mark-up per worksite employee.

          The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

          “Performance Unit” means a unit equivalent to $100 or such other value as determined by the Committee.

          “Phantom Stock Award” means the right to receive the value of a specified number of shares of Common Stock.

          “Plan” means the Administaff, Inc. 2001 Incentive Plan, as amended and restated, and as amended from time to time.

          “Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

          “Stock Appreciation Rights” or “SARs” means the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

          “Stock Award” means an Employee Award denominated in or payable in shares of Common Stock, which may be Restricted Stock.

          “Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

     3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards. The Committee shall have no discretion with respect to the grant of Director Awards.

          This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.

          The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability, in whole or in part, of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the Exercise Price of a previously granted Award except as provided by the adjustment provisions of Section 14.

          No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     4. Delegation of Authority. The Board or Committee may delegate to the Chairman of the Board the duties of the Committee under this Plan pursuant to such conditions or limitations as each may establish, except that neither may delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     5. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.

     6. Shares of Common Stock Reserved for this Plan. Subject to adjustment as provided in Section 14 hereof, a total of 2,300,000 shares of Common Stock plus the number of shares available for future awards under the Nonqualified Stock Option Plan on March 7, 2005, shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for the granting of Awards under this Plan. If the tax withholding obligation resulting from the settlement of any such option or other Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

     7. Employee Awards.

          (a) Options. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant.

               (i) Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

               (ii) Nonqualified Stock Options. Options granted to Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

          (b) Performance Award. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.

          (c) Stock Award (including Restricted Stock). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.

          (d) Phantom Stock Award. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common

Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.

          (e) Stock Appreciation Right. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee.

          (f) Cash Award. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.

          (g) Other Stock-Based Awards. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.

          (h) The following limitations shall apply to any Award made hereunder:

               (i) Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, Options or SARs covering more than 200,000 shares of Common Stock.

               (ii) Notwithstanding anything herein to the contrary, no Participant may receive, during any one calendar year period, an aggregate payment under Cash Awards or Performance Awards payable in cash in excess of $2,000,000.

               (iii) Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, more than 200,000 shares of Common Stock pursuant to Stock Awards (excluding Restricted Stock), Phantom Stock Awards or Other Stock-Based Awards.

               (iv) Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, Restricted Stock covering more than 200,000 shares of Common Stock.

     8. Directors Awards. Directors of the Company shall be granted Director Awards in accordance with this Section 8 and subject to applicable terms and limitations set forth in this Plan and the applicable Award Agreements. Notwithstanding anything herein to the contrary, if the number of shares of Common Stock available for Awards under this Plan is insufficient to make all automatic grants of Director Awards provided for in this Section 8 on the applicable Grant Date, then all Directors who are entitled to a Director Award on such date shall share ratably in the number of shares then available for Awards under this Plan, all Directors shall have no right to receive a Director Award with respect to the deficiencies in the number of available shares, and all future Director Awards under this Section 8 shall terminate.

          (a) Initial Director Award. Each Director who is elected or appointed to the Board for the first time after March 7, 2001, shall be automatically granted, on the date of his or her election or appointment to the Board, a Director Option to purchase 7,500 shares of Common Stock, which shall become vested and exercisable as to one-third (1/3)

of the Option Shares on each anniversary of the Grant Date unless such Director requests in writing not to receive such Director Option. Notwithstanding the foregoing, if the Director terminates his service as a member of the Board, his or her unvested Option Shares, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or Disability, in which event the unvested Option Shares shall become immediately 100% vested and exercisable on such termination date.

          (b) Annual Director Award. On the Annual Director Award Date, each Director who is in office immediately after the annual meeting on such date and who was not elected or appointed to the Board for the first time on such date shall be automatically granted a Director Stock Award of 3,600 shares of Common Stock which shall be 100% vested and exercisable on the Grant Date unless such Director requests in writing not to receive such Director Stock Award.

          (c) Termination of Director Options. The Director Option granted to each Director shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Director upon the first to occur of:

                         (i) the tenth (10th) anniversary of the Grant Date for such Award or

                         (ii) with respect to

                    (1) the portion of the Director Option exercisable upon termination of service, the expiration of (A) three months following the Director’s termination of service for Cause or (B) three years following the Director’s termination of service for any other reason; and/or

                    (2) the portion of the Director Option not exercisable upon termination of service, the date of the Director’s termination of service.

Notwithstanding anything herein to the contrary, the normal expiration date for Director Options shall not be extended.

          (d) Exercise Price. The Exercise Price of the Common Stock under the Director Options granted to each Director shall be the Fair Market Value of the shares of Common Stock subject to such Director Option on the Grant Date for such Director Option.

          (e) Award Agreement. Each Director Option and Director Stock Award granted to a Director shall be evidenced by an Award Agreement between the Company and such Director that sets forth the terms, conditions and limitations described above and any additional terms, conditions and limitations applicable to the Director Option or the Director Stock Award. Such Award Agreements shall be consistent with the terms and conditions of this Plan.

     9. Payment of Awards.

          (a) General. Payment of Awards may be made in the form of cash or, if permitted, by the Committee by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

          (b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.

          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

          (d) Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding option be reduced by modification, substitution or any method without the prior approval of the Company’s stockholders.

          (e) No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.

     10. Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     11. Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award or, in the case of Director Awards, as provided in this Plan. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.

     12. Acceleration Upon a Change in Control. Notwithstanding anything herein to the contrary, all conditions and/or restrictions relating to the continued employment or service of a Participant and/or the achievement of Performance Objectives with respect to the vesting and exercisability or full entitlement to any Award shall immediately lapse upon a Change in Control.

     13. Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

          Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original

Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

       14. Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards of Options and SARs and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.

          (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Sections 7 or 8) and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof (to the extent not otherwise provided under Sections 7 or 8) and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

          (d) The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Code Section 162(m), to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

     15. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     16. Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.

     17. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.

     18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     19. Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

     20. Code Section 409A Compliance. The Board intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under the Plan or an Award Agreement under the Plan.

     21. Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

     22. Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.

     23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     24. Effective Date of Plan. This Plan shall be effective as of March 10, 2005, subject to approval of this Plan by the stockholders of the Company within one year of the date this Plan is adopted by the Board. If the stockholders of the Company should fail to so approve this Plan within one year of the adoption date, this amendment and restatement shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

Attested to by the Secretary of Administaff, Inc., as adopted by the Board of Directors effective as of March 10, 2005.

/s/ John H. Spurgin, II

John H. Spurgin, II

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ADMINISTAFF, INC.
PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY.           ☒

1.	Election of Directors.	FOR ALL	WITHHELD ALL	FOR ALL EXCEPT
	Nominees: 01) Michael W. Brown	☐	☐	☐
02) Eli Jones
03) Gregory E. Petsch
For all except nominee(s) crossed out.

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment and restatement of the 2001 Incentive Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year 2005.	☐	☐	☐

The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.

Signature	Signature	Date

This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/asf	OR	1-866-540-5760	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY	This Proxy is Solicited on Behalf of the Board of Directors	PROXY
For the Annual Meeting of Stockholders of
ADMINISTAFF, INC.
To be Held on May 5, 2005

     The undersigned hereby appoints Paul J. Sarvadi and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 7, 2005, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 5, 2005 at 4:00 p.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the Stockholder, the proxy will be voted “FOR” the Proposals 1, 2 and 3, and in the discretion of the persons named herein on all other matters that may properly come before the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Administaff, Inc. account online.

Access your Administaff, Inc., shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Administaff, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time